UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2022

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

(Exact name of registrant as specified in its charter)

MARYLAND	1-13232	84-1259577
(Apartment Investment and Management Company)
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4582 SOUTH ULSTER STREET

SUITE 1450, DENVER, CO 80237

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 224-7900

NOT APPLICABLE

(Former name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Apartment Investment and Management Company Class A Common Stock	AIV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act.  ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On December 16, 2022, Apartment Investment and Management Company (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”). Set forth below are the proposals voted on at the Annual Meeting and the final voting results certified by First Coast Results, Inc., the independent inspector of elections for the Annual Meeting:

1. Proposal 1: Election of three directors, for a term of two years each, to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified. As a result of the vote, Jay Paul Leupp, R. Dary Stone and James P. Sullivan were elected to the board of directors.

Nominees for Director	For	Withhold
Jay Paul Leupp	102,201,445	32,625,001
R. Dary Stone	94,322,878	40,477,146
James P. Sullivan	90,277,657	41,449,697
Michael A. Stein	42,793,303	92,015,692
Michelle Applebaum	38,218,406	93,502,689

2. Proposal 2: Ratification of the appointment of Ernst & Young, LLP as the Company’s independent registered accounting firm for the 2022 fiscal year.

Votes For	Votes Against	Abstentions
134,457,829	106,821	280,349

3. Proposal 3: Approval, on an advisory basis, named executive officer compensation as disclosed in our proxy statement.

Votes For	Votes Against	Abstentions
116,539,680	17,892,544	412,775

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 20, 2022
APARTMENT INVESTMENT AND MANAGEMENT COMPANY

/s/ H. Lynn C. Stanfield
H. Lynn C. Stanfield
Executive Vice President and Chief Financial Officer